UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 31, 2018 (January 31, 2018)
Date of Report (Date of earliest event reported)

PLAYAGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5475 S. Decatur Blvd., Suite #100
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)
(702) 722-6700
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

As previously disclosed, on January 30, 2018, AP Gaming I, LLC (“APG”), a subsidiary of PlayAGS, Inc. (the “Company”), announced it is launching an amendment for its existing credit facilities under that certain First Lien Credit Agreement, dated as of June 6, 2017, as amended on December 6, 2017, among APG, AP Gaming Holdings, LLC, the lenders party thereto and Jefferies Finance LLC, as administrative agent, to, among other things, reprice the existing Term B Loans thereunder. The amendment, and the related pricing transactions, are subject to market and other conditions, and may not occur as described or at all.

On January 31, 2018, in connection with the amendment and the related pricing transactions, APG will provide a presentation to its lenders, which is attached to this report as Exhibit 99.1.

A copy of this presentation will also be available under the “Presentations” header of the “Investors” section of the Company’s website at www.playags.com. The Company’s website and the information contained on, or that can be accessed through, the Company’s website will not be deemed to be incorporated by reference in, and are not considered part of, this report.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
99.1	Lender Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYAGS, INC.

Date: January 31, 2018	By:	/s/ Kimo Akiona
Name: Kimo Akiona
Title: Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)